Exhibit 10.3
AMERICOLD REALTY TRUST
2017 EQUITY INCENTIVE PLAN
Performance-Based OP Profits Unit Agreement
This Performance-Based OP Profits Unit Agreement (this “Agreement”) is made and entered into by and between Americold Realty Trust, a Maryland real estate investment trust (the “Company”), Americold Realty Operating Partnership, L.P. (the “Partnership”) and [•] (the “Participant”).
Grant Date:             ____________________________________
Number of OP Profits Units:     ____________________________________
1.Grant of OP Profits Units.
1.1    Pursuant to the Americold Realty Trust 2017 Equity Incentive Plan (the “Plan”) and the Amended and Restated Limited Partnership Agreement of the Partnership (the “Partnership Agreement”), the Company hereby grants to the Participant an “Other Equity-Based Award” under the Plan (the “Award”) and, as the General Partner of the Partnership, hereby causes the Partnership to issue to the Participant, the number of OP Profits Units (as defined in the Partnership Agreement) specified above having the rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption and conversion set forth in this Agreement and in the Partnership Agreement. Upon acceptance of this Agreement, the Participant will receive the number of OP units specified above, subject to the restrictions and conditions set forth in this Agreement, the Plan and the Partnership Agreement. The exact number of OP Profits Units earned under the Award shall be determined based on the Company’s relative total shareholder return or “TSR” achieved during the applicable performance period in accordance with the terms set forth on Exhibit A hereto. Any OP Profits Units not earned upon the end of the performance period will be forfeited. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.
1.2    The Participant shall have no rights with respect to the Award unless he or she has accepted this Agreement by (i) signing and delivering to the Partnership a copy of this Agreement and (ii) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement, attached hereto as Exhibit B, unless the Participant is already a Limited Partner (as defined in the Partnership Agreement). Upon execution of this Agreement by the Participant, the Partnership and the Company, the Partnership Agreement shall be amended to reflect the issuance to the Participant of the OP Profits Units. Thereupon, the Participant shall have all the rights of a Limited Partner of the Partnership with respect to the OP Profits Units as set forth in the Partnership Agreement, subject, however, to the vesting restrictions and conditions specified in this Agreement.
1.3    Pursuant to Section 4.2(d)(viii) of the Partnership Agreement, the OP Profits Units are hereby designated as Special OP Profits Units and are made subject to the restrictions set forth in Section 4.2.

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2.    Consideration. This Award of the OP Profits Units is made in consideration of the services to be rendered by the Participant to the Company or its Subsidiaries.
3.    Vesting.
3.1    Except as otherwise provided in this Agreement, provided that the Participant has not incurred a Termination of Service prior to the end of the Performance Period set forth on Exhibit A (attached hereto), and further provided that any additional conditions and performance goals set forth in Exhibit A have been satisfied, the OP Profits Units will vest and no longer be subject to any restrictions. Once vested, the OP Profits Units become “Vested OP Profits Units.” Any OP Profits Units that do not become Vested OP Profits Units shall be automatically forfeited.
3.2    Except as provided in Sections 3.3 and 3.4 of this Agreement, the foregoing vesting schedule notwithstanding, upon the Participant's Termination of Service for any reason at any time before all of his or her OP Profits Units have vested, the Participant's unvested OP Profits Units shall be automatically forfeited and none of the Company, any Subsidiary or the Partnership shall have any further obligations to the Participant under this Agreement.
3.3    If the Participant’s Termination of Service occurs as a result of a Termination of Service by the Participant’s employer without Cause [or by the Participant for Good Reason (as such term is defined in the Participant’s written employment agreement with the Company)], a pro-rated portion of the OP Profits Units shall remain outstanding and eligible to vest based on actual performance through the last day of the Performance Period, based on the number of days during the Performance Period that the Participant was employed.
3.4    If, within the twelve (12) month period following a Change in Control, the Participant’s Termination of Service occurs as a result of a Termination of Service by the Participant’s employer without Cause [or by the Participant for Good Reason (as such term is defined in the Participant’s written employment agreement with the Participant’s employer)], the OP Profits Units shall immediately become vested based on actual performance through the Termination of Service date.
4.    Conversion of OP Profits Units; Distributions; Allocations.
4.1    Conversion. Subject to the terms of the Partnership Agreement, the Participant may elect to convert Vested OP Profits Units into Partnership Units (as defined in the Partnership Agreement).
4.2    Distributions in General. The OP Profits Units shall not be entitled to distributions pursuant to Section 5.2 of the Partnership Agreement if the relevant Partnership Record Date is prior to [•] (the “Full Participation Date”), except as provided in this Section 4.2 and Section 4.3. The amount of any distributions otherwise payable with respect to an OP Profits Unit that are not paid by reason of the preceding sentence shall be credited (without interest) to a separate bookkeeping account (the “Deferred Distribution Account”) with respect to such OP Profits Unit. After the Full Participation Date, but no later than [•], the Partnership shall make a

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special distribution to the Participant in accordance with the terms of the Partnership Agreement equal to the balance in the Deferred Distribution Account relating to each Vested OP Profits Unit.
4.3    Tax Distributions. At such times as the General Partner may determine in its sole discretion to assist the Participant in paying estimated and actual income taxes with respect to allocations of taxable income from the Partnership, but not later than seventy-five (75) days following the end of each taxable year ending before the Full Participation Date, the Partnership shall make one or more distributions to the Participant equal, in the aggregate, to the Tax Rate multiplied by the amount of taxable income or gain allocated to the Participant with respect to the OP Profits Units for such year or relevant portion thereof (a “Tax Distribution”); provided, however, that any Tax Distribution with respect to an OP Profits Unit shall be debited against the Deferred Distribution Account with respect to such OP Profits Unit and that no Tax Distribution may be made in an amount that exceeds the balance then standing in the Deferred Distribution Account. If any OP Profits Units are forfeited, the Deferred Distribution Account relating to the Participant’s Vested OP Profits Units shall be reduced, in the aggregate, by the amount of Tax Distributions previously made with respect to such forfeited OP Profits Units. The “Tax Rate” means the highest combined marginal federal, state and local income tax rate for an individual resident in Atlanta, Georgia, applicable to the relevant types of income or gain allocated to the Participant (for the avoidance of doubt, taking into account any net state or local taxes payable by the Participant in jurisdictions where the Partnership does business), as determined by the General Partner in its sole discretion.
4.4    Allocations. For purposes of making allocations of Profit or Loss or items thereof (as those terms are defined in the Partnership Agreement) pursuant to Section 5.1(a) of the Partnership Agreement each OP Profits Unit, regardless of whether vested or unvested, shall be treated as a Partnership Unit.
5.    Restrictions. Subject to any exceptions set forth in this Agreement, the Plan or the Partnership Agreement, the OP Profits Units may not be exchanged, assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant. Any attempt to exchange, assign, alienate, pledge, attach, sell or otherwise transfer or encumber the OP Profits Units shall be wholly ineffective and, if any such attempt is made, such OP Profits Units will be forfeited by the Participant and all of the Participant's rights to such interests shall immediately terminate without any payment or consideration by the Partnership or the Company.
6.    Section 83(b) Election. The Participant hereby agrees to make an election under Section 83(b) of the Code with respect to the OP Profits Units substantially in the form attached hereto as Exhibit C within thirty (30) days following the Grant, and to provide a copy of such election to the Partnership and the Company.
7.     No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, consultant, advisor or Nonemployee Trustee of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant's employment or service at any time for any reason.

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8.    Withholding and Taxes. No later than the date as of which an amount first becomes includable in gross income of the Participant for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the Award granted hereunder or any distributions related to the OP Profits Units, the Participant will pay to the Company or the Partnership or make arrangements satisfactory to the Company and the Partnership regarding payment of any federal, state or local taxes of any kind that are required to be withheld with respect to such amount. The obligations of the Company and the Partnership under the Award will be conditional on such payments or arrangements, and the Company and the Partnership shall to the extent permitted by law have the right to deduct any such taxes from any payment otherwise due to the Participant. The Participant shall be responsible for all taxes with respect to the Award. The Company and the Partnership make no guarantees regarding the tax treatment of the Award.
9.    [Non-competition and Non-solicitation.
9.1    In consideration of the OP Profits Units, the Participant agrees and covenants not to:
(a)    contribute his or her knowledge, directly or indirectly, in whole or in part, as an employee, officer, owner, manager, advisor, consultant, agent, partner, director, shareholder, volunteer, intern or in any other similar capacity to an entity engaged in the same or similar business as the Company and its Subsidiaries in any geographic area in which the Participant worked, represented the Company or its Subsidiaries, or had material contact with customers of the Company or its Subsidiaries during the Participant’s employment with the Company or any of its Subsidiaries, for a period of nine (9) months following the Participant's Termination of Service;
(b)    directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company or its Subsidiaries for nine (9) months following the Participant's Termination of Service; or
(c)    directly or indirectly, solicit, contact (including, but not limited to, e-mail, regular mail, express mail, telephone, fax, and instant message), attempt to contact or meet with any current or actively sought prospective customers of the Company or any of its Subsidiaries with whom the Participant had material contact during the Participant’s employment with the Company or any of its Subsidiaries, for purposes of offering or providing goods or services similar to or competitive with those offered by the Company or any of its Subsidiaries for a period of nine (9) months following the Participant's Termination of Service.
(d)    The restrictions in this Section 10 are in addition to, and not in lieu of, any other similar obligations the Participant may have under any other agreement with the Company or its affiliates.
9.2    If the Participant breaches any of the covenants set forth in Section 10.1 of this Agreement:
(a)    all unvested OP Profits Units shall be immediately forfeited; and

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(b)    the Participant hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.]
10.    Clawback Policy. This Award shall be subject to the terms and conditions of the Company’s Incentive-Based Compensation Recoupment Policy adopted effective January 23, 2018, a copy of which has been provided to the Participant and which is incorporated herein by reference. This Award is also subject to the requirements of any applicable law, government regulation, or stock exchange listing requirement with respect to the recovery of incentive compensation.
11.    Investment Representations; Registration. The Participant hereby makes the covenants, representations and warranties set forth on Exhibit D attached hereto as of the Grant Date. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement. The Participant shall promptly notify the Partnership upon discovering that any of the representations or warranties were false when made or have, as a result of changed circumstances, become false. The Partnership will have no obligation to register under the Securities Act of 1933, as amended, any of the OP Profits Units or upon conversion or exchange of the OP Profits Units into Partnership Units or Shares of the Company.
12.    Status of OP Profits Units under the Plan. The OP Profits Units are issued both as equity securities of the Partnership and granted as an award under the Plan. The Company will have the right at its option, set forth in the Partnership Agreement, to issue Shares of the Company in exchange for Partnership Units into which OP Profits Units may be converted pursuant to the Partnership Agreement, and such Shares, if issued, will be issued under the Plan. The Participant acknowledges that he or she will have no right to approve or disapprove such election by the Company.
13.    Compliance with Law. This Award and any conversion or exchange of OP Profits Units into Partnership Units or Shares of the Company shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Shares may be listed.
14.    Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Committee, care of the Company, at the Company's principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant's address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Committee) from time to time.
15.    Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Georgia without regard to conflict of law principles.

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16.    Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.
17.    Award Subject to the Plan. This Agreement and the Award is subject to the Plan as approved by the Company's shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
18.    Successors and Assigns. The Partnership or the Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Partnership or the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom the OP Profits Units may be transferred by will or the laws of descent or distribution.
19.    Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
20.    Discretionary Nature of Plan. The Plan is discretionary and may be amended, altered, suspended or terminated by the Board at any time, in its discretion. The grant of the OP Profits Units in this Agreement does not create any contractual right or other right to receive any OP Profits Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Committee and the Board. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant's employment with, or service to, the Company or its Subsidiaries.
21.    Amendment. The Committee has the right to amend, suspend or terminate the Award; provided, that, no such amendment shall materially impair the previously accrued rights of the Participant under this Agreement without the Participant's consent, subject to the provisions of Section 21 of the Plan.
22.    Code Section 409A. This Agreement is intended to comply with Code Section 409A or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Code Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Code Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Code Section 409A.
23.    No Impact on Other Benefits. The value of the Participant's OP Profits Units is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

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24.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
25.    Acceptance. The Participant hereby acknowledges receipt of a copy of the Partnership Agreement, the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof and accepts the OP Profits Units subject to all of the terms and conditions of the Partnership Agreement, the Plan and this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the ___ day of _________, 2019.

AMERICOLD REALTY TRUST By: _____________________ Name: Title: AMERICOLD REALTY OPERATING PARTNERSHIP, L.P. By: _____________________ Name: Title: [PARTICIPANT NAME] By: _____________________ Name:

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Exhibit A

Performance Period and Measurement

Performance Period: [January 1, 2019 – December 31, 2021]

Performance Measurement: Vesting of the OP Profits Units shall be determined as provided in this Appendix A based on the Company’s relative total shareholder return or “TSR” compared against the total shareholder return of companies in the MSCI U.S. REIT Index on the first day of the Performance Period, provided, however, that any such company that is acquired or completes a “going private” transaction during the Performance Period shall be disregarded and any such company that has filed for bankruptcy protection or is delisted during the Performance Period from any national securities exchange will have a TSR percentile ranking of 0%. For purposes of this Agreement, “TSR” means the compounded annual growth rate, expressed as a percentage and rounded to the nearest two decimal points, in the value of a Share due to stock price change and paid dividends on an absolute basis, during the applicable Performance Period. For this purpose, the price of a Share shall mean the closing sales price of the Company’s common stock on the New York Stock Exchange (or such other national securities exchange or quotation system on which the Shares may be listed or quoted) on the applicable day of the Performance Period. At the end of the Performance Period, the Committee shall determine and certify, in its sole discretion, the applicable TSR for such period. In determining total shareholder return of each of the companies in the MSCI U.S. REIT Index, the Committee will use, to the extent practical, the same methodology used to compute the TSR as set forth above.

Vesting: The number of OP Profits Units that will vest (if any) will be determined as provided in the table below. In the event that the Company’s relative TSR performance does not meet the Minimum performance level threshold set forth below, all of the OP Profits Units shall be automatically forfeited and none of the Company, any Subsidiary or the Partnership shall have any further obligations to the Participant under this Agreement.

Performance Level Thresholds	Relative TSR Performance	Vesting Percentage	OP Profits Units Vested
Minimum	30th percentile	25% of the OP Profits Units	[•]
Target	55th percentile	50% of the OP Profits Units	[•]
Maximum	75th percentile	100% of the OP Profits Units	[•]

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If the Company’s relative TSR falls between the Minimum and Target performance level thresholds or the Target and Maximum performance level thresholds provided above, the number of OP Profits Units that will vest will be mathematically interpolated by the Committee on a linear basis.

If the number of OP Profits Units that vest pursuant to the above table exceeds the “175% Value Cap,” the number of vested OP Profits Units will be reduced such that the delivered value will not exceed such 175% Value Cap. The 175% Value Cap equals the number of OP Profits Units that corresponds to the product of the value of a Share on the Grant Date, multiplied by the number of OP Profits Units that vest at the Target performance level, multiplied by 175%. For example, assume the Company achieves the Maximum performance level threshold (with a payout percentage of 100%), and the Company’s stock price has increased 200% (measured from the Grant Date). Because the award would deliver a payout of 200% (100% x 200%), the number of OP Profits Units that vest will be reduced such that the value delivered on the payout date does not exceed the 175% Value Cap.

If the Company’s relative TSR is negative, in no event may the number of OP Profits Units that vest exceed the Target performance level percentage.

In no event will the number of OP Profits Units that vest pursuant to this Agreement exceed 100% of the number of OP Profits Units specified on the first page of this Agreement.

Exhibit B

JOINDER TO THE
AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF
AMERICOLD REALTY OPERATING PARTNERSHIP, L.P.

Reference is made to that certain Amended and Restated Limited Partnership Agreement of Americold Realty Operating Partnership, L.P., dated June [ ], 2019 (as amended, the “Partnership Agreement”). Unless otherwise indicated, all capitalized terms used in this joinder and not otherwise defined herein shall have the same meanings as in the Partnership Agreement.

In consideration of the premises and the mutual agreements and covenants set forth in the Partnership Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the undersigned hereby joins the Partnership Agreement for all purposes stated therein as a Limited Partner.

Name of Limited Partner (Please type or print):
________________________________________

By:
Name:
Title:
Date:

Exhibit C

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF
TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B)
OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Code of 1986, as amended, to include in gross income as compensation for services the fair market value of the property described below:

1.	The name, address and taxpayer identification number of the undersigned and the taxable year for which this election is being made are:
Name: _______________ (the “Taxpayer”)
Address:
Taxpayer’s Social Security No.:
Taxable Year: Calendar Year [•]

2.	Description of property with respect to which the election is being made:
The election is being made with respect to [ ] OP Profits Units in Americold Realty Operating Partnership, L.P. (the “Partnership”).

3.	The date on which the OP Profits Units were transferred is [ ]

4.	Nature of restrictions to which the OP Profits Units are subject:

(a)	With limited exceptions, until the OP Profits Units vest, the Taxpayer may not transfer in any manner any portion of the OP Profits Units.

(b)	The Taxpayer’s OP Profits Units are subject to time and performance vesting conditions. Unvested OP Profits Units are forfeited, as set forth in Section 3 of the Agreement.

5.
The fair market value at time of transfer (determined without regard to any restrictions other than nonlapse restrictions as defined in § 1.83-3(h) of the Income Tax Regulations) of the OP Profits Units with respect to which this election is being made is $0.00.

6.	The amount paid by the Taxpayer for the OP Profits Units was $0.00.

7.
A copy of this statement has been furnished to the Partnership and to its general partner, Americold Realty Trust. The undersigned is the person performing services in connection with which the OP Profits Units were transferred.

Dated:_________________                Name:__________________
Exhibit D

Participant’s Covenants, Representations and Warranties

The Participant hereby represents, warrants and covenants as follows:
(a)The Participant has received and had an opportunity to review the following documents (the “Background Documents”):

(i)	The Company’s Annual Report on Form 10-K for the fiscal year most recently ended;

(ii)
The Company’s Quarterly Report on Form 10-Q for the most recently ended quarter if one has been filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (i) above;

(iii)	Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the later of the end of the fiscal year most recently ended for which a Form 10-K has been filed by the Company;

(iv)	The Company’s Proxy Statement for its most recent Annual Meeting of Shareholders;

(v)	The Amended and Restated Limited Partnership Agreement of Americold Realty Operating Partnership, L.P., as then amended;

(vi)	The Company’s 2017 Equity Incentive Plan; and

(vii)	The Company’s Articles of Incorporation, as then amended.
The Participant also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Participant as a holder of OP Profits Units shall not constitute an offer of OP Profits Units until such determination of suitability shall be made.

(b)	The Participant hereby represents and warrants that
(i)The Participant either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act, or (B) by reason of the business and financial experience of the Participant, together with the business and financial experience of those persons, if any, retained by the Participant to represent or advise him or her with respect to this Award of OP Profits Units, the potential conversion of OP Profits Units into units of the Partnership (“Partnership Units”) and the potential redemption of such Partnership Units for Shares of the Company, has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Participant (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his or her own interest or has engaged representatives or advisors to assist him or her in protecting his or her interests, and (III) is capable of bearing the economic risk of such investment.
(ii)The Participant understands that (A) the Participant is responsible for consulting his or her own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Participant is or by reason of the award of OP Profits Units may become subject, to his or her particular situation; (B) the Participant has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Participant provides or will provide services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Participant believes to be necessary and appropriate to make an informed decision to accept this Award of OP Profits Units, and (D) an investment in the Partnership and/or the Company involves substantial risks. The Participant has been given the opportunity to make a thorough investigation of matters relevant to the OP Profits Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Participant has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Participant to verify the accuracy of information conveyed to the Participant. The Participant confirms that all documents, records, and books pertaining to his or her receipt of OP Profits Units which were requested by the Participant have been made available or delivered to the Participant. The Participant has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the OP Profits Units. The Participant has relied upon, and is making his or her decision solely upon, the Background Documents and other written information provided to the Participant by the Partnership or the Company. The Participant did not receive any tax, legal or financial advice from the Partnership or the Company and, to the extent it deemed necessary, has consulted with his or her own advisors in connection with his or her evaluation of the Background Documents and this Agreement and the Participant’s receipt of OP Profits Units.
(iii)The OP Profits Units to be issued, the Partnership Units issuable upon conversion of the OP Profits Units and any Shares issued in connection with the redemption of any such Partnership Units will be acquired for the account of the Participant for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Participant’s right (subject to the terms of the OP Profits Units, the Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his or her OP Profits Units, Partnership Units or Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his or her assets being at all times within his or her control.
(iv)The Participant acknowledges that (A) neither the OP Profits Units to be issued, nor the Partnership Units issuable upon conversion of the OP Profits Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such OP Profits Units or Partnership Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Participant contained herein, (C) such OP Profits Units, or Partnership Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such OP Profits Units and Partnership Units and (E) neither the Partnership nor the Company has any obligation or intention to register such OP Profits Units or the Partnership Units issuable upon conversion of the OP Profits Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws except, that, upon the redemption of the Partnership Units for Shares, the Company currently intends to issue such Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Participant is eligible to receive such Shares under the Plan at the time of such issuance and (II) the Company maintains an effective Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such Shares. The Participant hereby acknowledges that because of the restrictions on transfer or assignment of such OP Profits Units acquired hereby and the Partnership Units issuable upon conversion of the OP Profits Units which are set forth in the Partnership Agreement and this Agreement, the Participant may have to bear the economic risk of his or her ownership of the OP Profits Units acquired hereby and the Partnership Units issuable upon conversion of the OP Profits Units for an indefinite period of time.
(v)The Participant has determined that the OP Profits Units are a suitable investment for the Participant.
(vi)No representation or warranties have been made to the Participant by the Partnership or the Company, or any officer, director, shareholder, agent, or affiliate of any of them, and the Participant has received no information relating to an investment in the Partnership or the OP Profits Units except the information specified in this Paragraph (b).
(c)So long as the Participant holds any OP Profits Units, the Participant shall disclose to the Partnership in writing such information as may be reasonably requested with respect to the Participant’s ownership of OP Profits Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.
(d)The representations of the Participant as set forth above are true and complete to the information and belief of the Participant, and the Partnership shall be notified promptly of any changes in the foregoing representations.

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